Exhibit 99.1

Contacts:	W. Randall Pittman, Emageon	Susan Noonan, The SAN Group, LLC
	205.980.7551	212.966.3650
Emageon Reports Third Quarter 2006 Financial Results
Company Reports 65% Increase in Revenue Over Third Quarter of 2005
BIRMINGHAM, AL — (November 7, 2006) — Emageon Inc. (NASDAQ:EMAG) today reported financial results for its third quarter and nine months ended September 30, 2006.
Revenue for the quarter was a record $33.0 million, a 65% increase over third quarter 2005 revenue of $20.0 million. The net loss for the quarter was $0.3 million, or $0.01 per share, including $2.1 million, or $0.10 per share, in expenses related to the integration of Camtronics Medical Systems, Ltd. (“Camtronics”) into the Company’s operations. In the third quarter of 2005, the Company had net income of $1.8 million, or $0.09 per share. Revenue for the nine months ended September 30, 2006 was $90.0 million, an increase of 78% over 2005 same period revenue of $50.5 million. Net loss for the nine months ended September 30, 2006 was $8.1 million, or $0.39 per share, including $4.3 million, or $0.21 per share, in expenses related to the integration of Camtronics. For the nine months ended September 30, 2005, the Company’s net loss was $1.1 million, or $0.06 per share.
The Company’s earnings excluding expenses related to the integration of Camtronics into the Company’s operations of $0.10 per share for the third quarter and $0.21 per share for the nine months ended September 30, 2006, amortization of intangible assets acquired on November 1, 2005 in the Camtronics acquisition of $0.05 per share for the third quarter and $0.14 per share for the nine months ended September 30, 2006, and non-cash expenses for stock-based compensation of $0.05 per share for the third quarter and $0.11 per share for the nine months ended September 30, 2006, were $3.7 million and $1.5 million, respectively, for the three and nine month periods ended September 30, 2006. These measures of third quarter and year-to-date 2006 earnings were not determined in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of earnings determined under GAAP to earnings exclusive of the above listed expenses is included below.
The Company’s gross margin percentage for the third quarter of 2006 was 48.8%, representing an increase from the 45.0% gross margin in the third quarter of 2005, and a sequential quarter increase from the 45.0% gross margin in the second quarter of 2006.
At September 30, 2006 cash and marketable securities totaled $13.8 million, compared to $14.7 million in the prior quarter and $20.5 million at December 31, 2005. Net cash used in operations for the three months ended September 30, 2006 was $0.1 million, and for the nine months then ended was $2.7 million.
“In the third quarter we continued our strong sequential growth in both revenue and gross margin, and we were pleased to achieve our financial goals for the quarter,” said Chuck Jett, Chairman, CEO, and President of Emageon. “We continued to make progress cross selling to existing customers and expanding our base of hospitals.”
The Company again reconfirmed its previously announced revenue projection for 2006, a range of $122 to $125 million. The Company had also previously announced 2006 expected earnings per share of $0.02 to $0.06, excluding the impact of the expenses related to integration of Camtronics. Included in that earlier projection was a non-cash expense related to stock-based compensation of $0.10 per share. The Company now believes that 2006 expense related to stock-based compensation will be $0.15 per share. As a result, the Company now expects 2006 earnings (loss) per share of ($0.03) to $0.01, excluding the impact of expenses related to the integration of Camtronics.
Non-GAAP Financial Measure. Emageon’s financial results are reported in accordance with GAAP. In addition, the Company reports earnings exclusive of certain acquisition-related expenses and stock-based compensation. Earnings determined in this manner do not represent earnings in accordance with GAAP. Management believes that this financial measure, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance and enhances the consistency and comparability of reported financial results, enabling investors to more thoroughly evaluate current performance in comparison with past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP. A reconciliation to earnings determined under GAAP is included as part of this release.

Conference Call. Emageon will host a conference call for investors on November 7, 2006, at 10:00 A.M. EST to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 800-259-0251 (internationally, at 617-614-3671), passcode 48643608. Replay is available from 12:00 P.M. EST, November 7, 2006, until 11:59 P.M. EST, November 17, 2006, at 888-286-8010 (internationally, at 617-801-6888), passcode 80124756.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward Looking Statements. This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, the risk that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 31, 2006. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon
Emageon provides enterprise medical information technology systems for hospitals and healthcare networks. Its Enterprise Visual Medical System (EVMS) is a family of multi-specialty, advanced visualization and infrastructure tools for the clinical analysis and management of all digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate imaging workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.

Emageon Inc.
Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
System sales	$19,754	$13,490	$54,624	$34,611
Support services	13,257	6,526	35,404	15,905

Total revenue	33,011	20,016	90,028	50,516

Cost of revenue:
System sales	10,712	7,206	33,973	17,782
Support services	6,187	3,799	18,939	10,798

Total cost of revenue	16,899	11,005	52,912	28,580

Gross profit	16,112	9,011	37,116	21,936

Operating expenses:
Research and development	4,601	2,624	12,763	7,955
Sales and marketing	4,435	2,455	13,026	7,855
General and administrative	4,495	2,467	12,668	7,295
Amortization of intangible assets related to Camtronics acquisition	885	—	2,655	—
Integration costs related to Camtronics acquisition	2,062	—	4,343	—

Total operating expenses	16,478	7,546	45,455	23,105

Operating income (loss)	(366)	1,465	(8,339)	(1,169)
Interest income	157	497	473	1,207
Interest expense	(64)	(131)	(257)	(1,125)

Net income (loss)	$(273)	$1,831	$(8,123)	$(1,087)
Net income (loss) per share, basic & diluted	$(0.01)	$0.09	$(0.39)	$(0.06)
Basic weighted average shares outstanding	21,013	20,110	20,822	17,191
Diluted weighted average shares outstanding	21,013	21,382	20,822	17,191

Emageon Inc.
Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	September 30,	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$13,762	$15,520
Marketable securities	—	4,951
Trade accounts receivable, net	29,959	29,261
Inventories	9,875	8,031
Prepaid expenses and other current assets	3,774	3,052

Total current assets	57,370	60,815
Property and equipment, net	19,507	21,433
Other noncurrent assets	1,647	1,419
Intangible assets, net	31,427	34,277

Total Assets	$109,951	$117,944

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$16,366	$21,278
Deferred revenue	26,649	26,057
Current portion of long-term debt and capital lease obligations	1,639	2,763

Total current liabilities	44,654	50,098
Long-term deferred revenue	3,967	3,221
Other long-term liabilities	201	—
Long-term debt and capital lease obligations	27	986

Total liabilities	48,849	54,305
Stockholders’ equity	61,102	63,639

Total Liabilities and Stockholders’ Equity	$109,951	$117,944

Emageon, Inc.
Reconciliation of Non-GAAP Measure of Earnings
In Thousands
(Unaudited)
The following table presents the Company’s earnings excluding expenses related to the integration of Camtronics into the Company’s operations, amortization of intangible assets acquired on November 1, 2005 in the Camtronics acquisition, and non-cash expenses for stock-based compensation. Earnings determined in this manner do not represent earnings in accordance with generally accepted accounting principles (“GAAP”).
The table presents the adjustments made to actual net loss determined under GAAP to derive earnings excluding the expenses described above for the periods presented.

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2006	2006
Net (loss), as reported	$(273)	$(8,123)
Add:
Integration expenses related to Camtronics acquisition	2,062	4,343
Amortization expenses related to Camtronics acquisition	975	2,924
Stock-based compensation	983	2,348

Earnings excluding impact of Camtronics integration, Camtronics amortization, and stock-based compensation	$3,747	$1,492